Exhibit 99.1

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On March 28, 2017, CIM Commercial Trust Corporation (“the Company”) sold a 100% fee-simple interest in 211 Main Street (“211 Main”), a property located in San Francisco, California to BPP 211 Main Owner LLC, an unrelated third party.

The following unaudited pro forma consolidated financial statements of the Company have been prepared to reflect the effect of the sale as described in Item 2.01 of the Current Report on Form 8-K with which this Exhibit 99.1 is filed. The unaudited pro forma consolidated balance sheet as of December 31, 2016 is based on the balance sheet of the Company, and gives effect to the sale as if it occurred on December 31, 2016. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2016 is based on the historical consolidated statement of operations of the Company, and gives effect to the sale as if it had occurred on January 1, 2016.

The unaudited pro forma consolidated financial statements presented below are based on assumptions and adjustments set forth in the notes thereto. The unaudited pro forma adjustments made in the compilation of the unaudited pro forma consolidated financial statements were directly attributable to the sale, are factually supportable, and based upon available information and assumptions that the Company considers reasonable, and have been made solely for purposes of developing such unaudited pro forma consolidated financial statements for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission (“SEC”). The unaudited pro forma consolidated financial statements are presented for informational purposes only and should not be considered indicative of actual results that would have been achieved had the sale actually been consummated on the dates indicated and does not purport to be indicative of the financial condition as of any future date or results of operation for any future period.

The unaudited pro forma consolidated financial statements, and the accompanying notes, should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 16, 2017.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Consolidated Balance Sheet

As of December 31, 2016

(in thousands, except share and per share data)

	As Reported	Pro Forma
	(A)	Adjustments (B)		Pro Forma
ASSETS
Investments in real estate, net	$1,606,942	$(94,082)		$1,512,860
Cash and cash equivalents	144,449	263,720	(C)	408,169
Restricted cash	32,160	—		32,160
Accounts receivable, net	13,086	(10)		13,076
Deferred rent receivable and charges, net	116,354	(9,186)		107,168
Other intangible assets, net	17,623	(35)		17,588
Other assets	92,270	(93)		92,177
TOTAL ASSETS	$2,022,884	$160,314		$2,183,198
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt	$967,886	$(26,827	)(D)	$941,059
Accounts payable and accrued expenses	39,155	(4,920)		34,235
Intangible liabilities, net	3,576	(1,914)		1,662
Due to related parties	10,196	(32)		10,164
Other liabilities	34,056	—		34,056
Total liabilities	1,054,869	(33,693)		1,021,176
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK: Series A, $0.001 par value; 36,000,000 shares authorized; 61,435 shares issued and outstanding; liquidation preference of $25.00 per share	1,426	—		1,426
EQUITY:
Common stock, $0.001 par value; 900,000,000 shares authorized; 84,048,081 shares issued and outstanding	84	—		84
Additional paid-in capital	1,566,073	—		1,566,073
Accumulated other comprehensive income (loss)	(509)	—		(509)
Distributions in excess of earnings	(599,971)	194,007	(E)	(405,964)
Total stockholders’ equity	965,677	194,007		1,159,684
Noncontrolling interests	912	—		912
Total equity	966,589	194,007		1,160,596
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$2,022,884	$160,314		$2,183,198

The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2016

(in thousands, except per share data)

	As Reported	Pro Forma
	(F)	Adjustments (G)		Pro Forma
REVENUES:
Rental and other property income	$241,413	$(12,352)		$229,061
Expense reimbursements	12,502	(2,238)		10,264
Interest and other income	12,016	—		12,016
	265,931	(14,590)		251,341
EXPENSES:
Rental and other property operating	124,703	(3,919)		120,784
Asset management and other fees to related parties	33,882	(2,324	)(H)	31,558
Interest	34,385	(1,404)		32,981
General and administrative	7,961	(48)		7,913
Transaction costs	340	—		340
Depreciation and amortization	71,968	(4,341)		67,627
	273,239	(12,036)		261,203
Gain on sale of real estate	39,666	—		39,666
INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	32,358	(2,554)		29,804
Provision for income taxes	1,646	—		1,646
NET INCOME FROM CONTINUING OPERATIONS	30,712	(2,554)		28,158
NET INCOME FROM DISCONTINUED OPERATIONS- Income from operations of assets held for sale	3,853	—		3,853
NET INCOME	34,565	(2,554)		32,011
Net income attributable to noncontrolling interests	(18)	—		(18)
NET INCOME ATTRIBUTABLE TO THE COMPANY	34,547	(2,554)		31,993
Redeemable preferred stock dividends	(9)	—		(9)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$34,538	$(2,554)		$31,984
BASIC AND DILUTED NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE:
Continuing operations	$0.34			$0.31
Discontinued operations	$0.04			$0.04
Net income	$0.38			$0.35
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	91,328			91,328
Diluted	91,328			91,328

The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments

(A)       Reflects the Company’s consolidated balance sheet as of December 31, 2016, as contained in the financial statements presented in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2017.

(B)       Represents the elimination of the assets and liabilities associated with 211 Main. These adjustments also include actual cash received at closing on March 28, 2017.

(C)       Represents net proceeds received by the Company upon sale of 211 Main, which is net of repayment of property level debt, prorations and adjustments, and transaction costs.

(D)       Represents property level debt associated with 211 Main which was repaid in conjunction with the sale of the property.

(E)        Represents the excess of the proceeds from the sale of the property less estimated closing costs and other adjustments associated with the sale over the carrying value, as of December 31, 2016, of the assets net of liabilities of 211 Main. This amount has not been reflected in the pro forma consolidated statement of operations as it is considered to be nonrecurring in nature.

(F)         Reflects the consolidated results of operations of the Company for the year ended December 31, 2016, as contained in the financial statements presented in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2017.

(G)       Represents revenues and expenses associated with 211 Main for the year ended December 31, 2016.

(H)      Represents the impact to asset management fees assuming the sale of 211 Main occurred on January 1, 2016. Asset management fees are calculated as a percentage of the daily average gross fair value of investments.